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                                                                   EXHIBIT 10.17


                               FIRST AMENDMENT TO
                     THE PNC FINANCIAL SERVICES GROUP, INC.
                             INCENTIVE SAVINGS PLAN


     WHEREAS, The PNC Financial Services Group, Inc. (the "Corporation") sponsors The PNC Financial Services Group, Inc. Incentive Savings Plan (the "Plan"); and

     WHEREAS, the Corporation desires to amend the Plan as requested by the Internal Revenue Service in connection with the issuance of a favorable determination letter for the qualification of the Plan as amended and restated effective January 1, 2001.

     NOW, THEREFORE, IT IS RESOLVED, that the Plan is hereby amended as follows:

     1. The fourth paragraph of Section 1.8 of the Plan is amended to provide in its entirety as follows:

          A Participant's Compensation shall not exceed the Code Section 401(a)(17) limit, which is $150,000 (as adjusted by the Secretary of the Treasury or by statute).

     2. Section 1.17 of the Plan is amended to provide in its entirety as follows:

     1.17 "Eligible Employee" means any Employee who has satisfied the requirement to become a Participant under Article II, other than execution of an Elective Contribution Agreement. Eligible Employee does not include any Employee who is a leased employee (which, in accordance with Code
     Section 414(n) and effective January 1, 1997, means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient) or a student intern.

     3. Section 1.24 of the Plan is amended to provide in its entirety as follows:

     1.24 "Highly Compensated Employee" means, effective January 1, 1997, any Employee who (i) performs service for the Employer during the Plan Year for which the determination of who is highly compensated is being made (the "determination year") or the 12-month period immediately preceding the Plan Year (the "look-back year") and who was, or is, a five percent owner (as defined in Code Section 416(i)(1)) or (ii) for the look-back year received compensation (as defined in Plan Section 7.3(a)) in excess of $80,000 (as adjusted by the Secretary of the Treasury or by statute) and for such year was a member of the "top-paid group" (as defined below).

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     The "top-paid group" consists of the top 20 percent of Employees ranked on the basis of compensation received during the look-back year. For purposes of determining the number of Employees in the top-paid group, employees described in Code Section 414(q)(5) and Q&A-9(b) of Treasury Regulation Section 1.414(q)-1T are excluded.

     A Highly Compensated Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performed no service for the employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

     Employers aggregated under Code Sections 414(b), (c), (m) or (o) are treated as a single employer for purposes of the determination of who is a Highly Compensated Employee.

     4. Section 7.3(a) of the Plan is amended to provide in its entirety as follows:

          (a) Amount of Limitation

          Notwithstanding any other provision of this Plan, the total "annual additions" (which, in accordance with Code Section 415(c), means the sum for any year of Employer contributions, Employee contributions and forfeitures) to the Account of any Participant under this Plan and any other defined contribution plan or plans maintained by the Employer or any Related Entity for any Plan Year shall not exceed the lesser of (i) 25 percent of the Participant's "compensation" (which, in accordance with Section 415(c)(3) of the Code and Treasury Regulation Section 1.415-2(d), is defined as compensation reported on Form W-2, and which for Plan Years beginning on or after January 1, 1998 includes (A) any elective deferral (as defined in Code Section 402(g)(3)) and (B) any amount that is contributed or deferred by the Employer at the election of the Employee that is not includible in the Employee's gross income by reason of Code Sections 125, 132(f)(4) or 457) or (ii) $30,000, as adjusted by the Secretary of the Treasury or by statute (or, effective for Plan Years ending on or before December 31, 1994, if greater, one-quarter of the defined benefit dollar limit in effect for such year under Section 415(b)(1)(A) of the Code).

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     5. The first paragraph of Section 7.3(c) of the Plan is amended to provide in its entirety as follows:

          For Plan Years ending on or before December 31, 1999, if an Employee was a participant in one or more defined benefit plans and one or more defined contribution plans maintained by the Employer, the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" for any year may not exceed 1.0.

     6. Section 7.4(a) of the Plan shall be amended by adding the following sentences to the end of the first paragraph of that section:

     The Plan uses the prior year testing method. Therefore, the Actual Deferral Percentage of Highly Compensated Employees is determined for the current Plan Year and the Actual Deferral Percentage for Non-highly Compensated Employees is determined for the prior Plan Year.

     7. Section 7.4(c) is amended by adding the following paragraph at the end of that section:

          Failure to correct excess contributions by the close of the Plan Year following the Plan Year for which they were made will cause the cash or deferred arrangement to fail to satisfy the requirements of Code Section 401(k)(3) for the Plan Year for which the excess contributions were made and for all subsequent years they remain in the trust. Also, the Employer will be liable for a 10 percent excise tax on the amount of excess contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.

     8. Section 7.4(c)(1) of the Plan is amended by adding the following sentence after the first sentence of that section:

     The income allocable to excess contributions includes income for the Plan Year in which the excess contributions were made.

     9. Section 7.4(c)(2) is amended by adding the following sentence to the end of that section:

     Recharacterized excess contributions will remain subject to the nonforfeitability requirements and distributions limitations that apply to Elective Contributions.

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     10. Section 7.5(a) of the Plan shall be amended by adding the following sentences to the end of the first paragraph of that section:

     The Plan uses the prior year testing method. Therefore, the Actual Contribution Percentage of Highly Compensated Employees is determined for the current Plan Year and the Actual Contribution Percentage for Non-highly Compensated Employees is determined for the prior Plan Year.

     11. Section 7.5(c) of the Plan is amended to provide in its entirety as follows:

          (c) Elimination of the Excess Aggregate Contributions

          Effective for Plan Years beginning on and after January 1, 1997, if the Actual Contribution Percentage for the group of Highly Compensated Employees exceeds the maximum contribution percentage described above for a particular Plan Year, the amount of such excess aggregate contributions shall be eliminated in the same manner as described in Section 7.4(c) above, but by distribution of Matching Contributions.

     12. Section 7.6 of the Plan is amended by adding the following sentence to the end of that section:

     Multiple use will be corrected through reduction of the Actual Deferral Percentage with respect to all Highly Compensated Employees.

     13. Section 8.7(a)(3) is amended by adding the following sentence to the end of that section:

     Effective January 1, 1999, an Eligible Rollover Distribution described in Code Section 402(c)(4), which a Participant can elect to roll over to another Plan pursuant to Code Section 401(a)(31), excludes hardship withdrawals as defined in Code Section 401(k)(2)(B)(i)(IV) which are attributable to the Participant's elective contributions under Treasury Regulation Section 1.401(k)-1(d)(2)(ii).

     14. Sections 16.1(b) of the Plan is amended to provide in its entirety as follows:

          (b) "Determination Date" means the last day of the Plan Year. The Determination Date also is the valuation date for purposes of this Article XVI, as the last day of the Plan Year is the most recent valuation date within a 12-month period ending on the Determination Date.

     15. Section 16.1 of the Plan is amended to add the following new subsection
(h):

          (h) "Compensation" as used in this Article XVI means an employee's W-2 compensation for the calendar year that ends within the applicable Plan Year. However, for purposes of determining whether an employee is a Key

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     Employee, with respect to Plan Years beginning on or after January 1, 1989, the compensation to be used is W-2 compensation but including Employer contributions made pursuant to a salary reduction arrangement.

     16. The last paragraph of Section 16.2 of the Plan is amended to provide in its entirety as follows:

          For any Plan Year ending on or before December 31, 1999, this Plan shall be deemed "super top heavy" as to any Plan year if, as of the last day of the preceding Plan Year, any of the conditions above are met, substituting "90 percent" for "60 percent" at each place where "60 percent" appears.

     17. The last paragraph of Section 16.4 of the Plan is amended to provide in its entirety as follows:

          For any Plan Year ending on or before December 31, 1999 in which the Plan is top heavy, 1.0 shall be substituted for 1.25 for purposes of determining the denominator of the separate defined benefit and defined contribution plan fractions described in Section 7.3(c).

     Except as herein amended, the Plan shall remain in full force and effect.

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     IN WITNESS WHEREOF, this First Amendment to The PNC Financial Services
Group, Inc. Incentive Savings Plan is executed and adopted by The PNC Financial Services Group, Inc. by its duly authorized officer, this 7th day of May, 2002.


                       /s/ William E. Rosner
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                       William E. Rosner
                       Senior Vice President and Chief Human Resources Officer

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